CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to us under the heading "Experts" and of our report dated April 9, 2010 relating to the financial statements and financial statement schedule included in the Registration Statement on Form S-1 (No. 333-170694) and related prospectus of IntraLinks Holdings, Inc.

/s/ PricewaterhouseCoopers LLP

New York, NY

December 7, 2010